Exhibit 10.4

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), is dated as of May 20, 2011 and made by TNP SRT NORTHGATE PLAZA TUCSON, LLC, a Delaware limited liability company (the “New Borrower”) in favor of KEYBANK NATIONAL ASSOCIATION, as Agent for the lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Agent”).

WITNESSETH:

WHEREAS, TNP SRT Secured Holdings, LLC, a Delaware limited liability company, TNP SRT Moreno Marketplace, LLC, a Delaware limited liability company, TNP SRT San Jacinto, LLC, a Delaware limited liability company, and TNP SRT Craig Promenade, LLC, a Delaware limited liability company (collectively, the “Borrower”), certain lenders (the “Lenders”), and the Agent are parties to a Credit Agreement dated as of December 17, 2010 (as amended, modified, restated, or supplemented and in effect from time to time, the “Credit Agreement”).

WHEREAS, the Credit Agreement requires that the owner of any Mortgaged Property included in the Pool must join in and assume all obligations of the “Borrower” under the Loan Documents, and the New Borrower is the owner of Mortgaged Property to be included in the Pool.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth and for other good and valuable consideration, the New Borrower hereby agrees as follows:

1. The New Borrower hereby becomes a party to the Loan Documents as a Borrower thereunder with the same force and effect as if originally named therein as a Borrower and, without limiting the generality of the foregoing, hereby irrevocably, absolutely, and unconditionally assumes and agrees, jointly and severally with each other Borrower, to timely and faithfully pay and perform all of the obligations of the Borrower under the Loan Documents. Any and all references to the term “Borrower” in the Credit Agreement, the Notes, the Other Loan Documents or in any other document or agreement executed and delivered, or to be executed and delivered, in connection therewith shall be deemed to be a reference to, and include, the New Borrower.

2. The New Borrower hereby represents and warrants that each of the representations and warranties contained in Article III of the Credit Agreement are also made by it and are true and correct in all material respects on and as the date hereof (after giving effect to this Agreement) as if made on and as of such date.

3. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

(The next page is the signature page.)

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

TNP SRT NORTHGATE PLAZA TUCSON, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

			By:	/s/ James Wolford
				Print Name:	James Wolford
				Title:	Chief Financial Officer